Exhibit 10.6

FORM OF ADDENDUM

TO

MARCH 10, 2006 MANAGEMENT STOCKHOLDERS AGREEMENT

THIS ADDENDUM TO THE MARCH 10, 2006 MANAGEMENT STOCKHOLDERS AGREEMENT, dated as of this 20th day of June, 2007 is made between MYR GROUP INC., a Delaware Corporation, (the “Company”) and the individual employee signatory to this Addendum and is effective as of the date stated next to the signature line of the undersigned Management Stockholder.

RECITALS

WHEREAS, on March 10, 2006, MYR Group Holdings, LLC acquired 60% of the capital stock of the Company from FirstEnergy Corp. (“FirstEnergy”), pursuant to a Stock Purchase Agreement dated March 10, 2006 (the “Stock Purchase Agreement”).  In connection with such acquisition, MYR Group Holdings, FirstEnergy and the Company entered into a stockholders agreement (the “Principal Stockholders Agreement”) in order to set forth their understandings regarding their continuing ownership of the Company and regarding certain of the Company’s continuing operations; and

WHEREAS, pursuant to the Principal Stockholders Agreement, certain employees of the Company (the “Management Employees”) identified in Schedule 2.2 to the Principal Stockholders Agreement were offered the right to purchase Shares upon the terms set forth in Section 2.2 of the Principal Stockholders Agreement during the period commencing on the fifth and ending on the 60th business day following the date of the Principal Stockholders Agreement; and

WHEREAS, on June 2, 2006, the Company redeemed from FirstEnergy 1,670 Shares of Common Stock reflecting the extent to which the Management Employees exercised their Stock Purchase Rights; and

WHEREAS, the terms of the Principal Stockholders Agreement and the Plan required the Management Employees, as a condition to exercising their Stock Purchase Rights, to execute a copy of the Management Stockholders Agreement dated March 10, 2006 (the “Management Stockholders Agreement”).

WHEREAS, on November 30, 2006, MYR Group Holdings II, LLC acquired from FirstEnergy 38,330 Shares of Common Stock constituting the entire capita1 stock of the Company held by FirstEnergy (the “Second Acquisition”); and

WHEREAS, as a consequence of the Second Acquisition, the Company, ArcLight and FirstEnergy terminated the Principal Stockholders Agreement and FirstEnergy waived any and all of its rights under the Management Stockholders Agreement, including, but not limited to, it rights of first refusal under Section 2.5; and

WHEREAS, as to Management Employees who exercise a Stock Purchase Right after November 30, 2006, the date of termination of the Principal Stockholders Agreement, certain modifications to the Management Stockholders Agreement are required.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants, conditions and agreements set forth herein, the parties agree that the covenants and obligations of the Management Stockholders Agreement are modified as set forth below as to Management Employees and their Permitted Transferees who exercise a Stock Purchase Right on or after December 31, 2006:

1.               Capitalized Terms.  All capitalized terms used in this Addendum and not otherwise defined herein shall have the meaning set forth in the Management Stockholders Agreement.

2.               Definitions.  The definitions in the Management Stockholders Agreement are modified as follows:

a.               “ArcLight” means jointly MYR Holdings, LLC and MYR Holdings II, LLC.

b.              “Management Employee” means those certain employees identified in Schedule 2.2 of the Principal Stockholders Agreement plus any other employees of the Company and Affiliated Companies that the Company’s board of directors determines will be offered a Stock Purchase Right and that qualifies as an “accredited investor” as such term is defined under rule 501 under the Securities Act of 1933.

c.               “Management Stockholder” means any employee listed on Schedule 2.2 to the Principal Stockholders Agreement or Management Employee the Company’s board of directors determines will be offered a Stock Purchase Right who has acquired any Shares pursuant to his or her exercise of a Stock Purchase Right or an Option and who has executed a copy of the Management Stockholders Agreement, this Addendum and a promissory note and pledge agreement, if applicable, or any Permitted Transferee to whom such Person has Transferred any Shares pursuant to Section 2.1.

d.              “Plan” means the Company’s 2006 Stock Option Plan.

e.               “Stock Purchase Right” means an offer made by the Company to a Management Employee to purchase up to the number of Shares of the Company’s Common Stock specified in the offer at the exercise price and by the date specified in the offer.

3.               Exercise of Stock Purchase Rights.  A Stock Purchase Right shall be exercised by delivering a written notice of exercise, in such form as the Company’s board of directors shall have approved, to the Company at its principal business office and addressed to the attention of the Company’s Secretary or such other Person as the Secretary may have designated to receive such notice.  The notice shall specify the number of Shares with respect to which the Stock Purchase Right is to be exercised, and shall be accompanied by the full exercise price for the Shares to be purchased.

If the Company’s offer to purchase Shares expressly so states, payment of the full exercise price for the Shares to be purchased may be made by payment of not less than fifty percent (50%) of the full exercise price at the time of exercise of the Stock Purchase Right and the balance of which shall be paid by simultaneous delivery of a promissory note executed by the Management Employee pursuant to which the Management Employee is unconditionally obligated to pay the balance of the exercise price to the Company within one year of the date the Stock Purchase Right is exercised, with interest at the annual rate of 8%, payable quarterly by the Management Employee to the Company, payment of which note is to be secured by a pledge of the Shares purchased pursuant to the exercise of the Stock Purchase Right.

The initial payment of the exercise price for the Shares and any payments on the note shall be made in cash, by wire transfer, or by personal check.

4.               Delivery of Shares.  No Shares shall be delivered to a Management Employee pursuant to his or her exercise of a Stock Purchase Right and the Company is not obligated to accept such exercise of a Stock Purchase Right unless and until the Company has accepted the Management Employee’s subscription for Shares and the Management Employee has delivered to the Company executed copies of the Management Stockholders Agreement, this Addendum, and, if applicable, executed copies of the promissory note and pledge agreement referred to in the Management Employee’s subscription agreement.

5.               FirstEnergy Waiver.  All of FirstEnergy’s rights and Management Stockholder’s obligations to FirstEnergy under Section 2.5 of the Management Stockholders Agreement are waived and all references to FirstEnergy in this Section 2.5 are deleted.

6.               ArcLight’s “Permitted Transferees.”  As referenced in Sections 2.5 and 2.6 of the Management Stockholders Agreement, ArcLight’s “Permitted Transferees” include any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with ArcLight.  For the purpose of this definition, the term “control” (including, with correlative meaning, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

7.               Entire Agreement.  This Addendum is added to the documents referenced in Section 4.1 that comprise the entire Management Stockholders Agreement.

8.               Management Stockholder as Party to Management Stockholders Agreement.  Management Stockholder expressly represents that he/she has executed and is a party to the Management Stockholders Agreement.

9.               Remainder of Terms.  Except as expressly modified by the provisions of this Addendum, the terms of the Management Stockholders Agreement remain in full force and effect.  To the extent there is any conflict between the terms of the Management Stockholders Agreement and this Addendum, the terms of this Addendum shall control.

10.         Miscellaneous Terms.  The miscellaneous terms set forth in Article IV of the Management Stockholders Agreement are incorporated herein as if fully restated.

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[Remainder of Page Intentionally Left Blank – Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed as of the day and year first above written.

MYR GROUP INC.

By:	/s/ WILLIAM A. KOERTNER
Name: William A. Koertner
Title: President and Chief Executive Officer

MYR GROUP HOLDINGS, LLC
(for purposes of Sections 2.5 and 2.6 only)

By:	/s/ DANIEL R. REVERS
Name:	Daniel R. Revers
Title:	Managing Partner of ArcLight Capital Holdings, L.L.C.,
Manager of ArcLight PEF GP II, LLC,
General Partner of ArcLight Energy Partners Fund II, LP
sole member and manager of MYR Group Holdings, LLC

MYR GROUP HOLDINGS II, LLC
(for purposes of Sections 2.5 and 2.6 only)

By:	/s/ DANIEL R. REVERS
Name:	Daniel R. Revers
Title:	Managing Partner of ArcLight Capital Holdings, L.L.C.,
Manager of ArcLight PEF GP II, LLC,
General Partner of ArcLight Energy Partners Fund II, LP
sole member and manager of MYR Group Holdings, LLC

[MANAGEMENT STOCKHOLDER]

By:
Name:
Date:
Address: